EXHIBIT 5.1

                           WEIL, GOTSHAL & MANGES LLP
                            700 LOUISIANA, SUITE 1600
                              HOUSTON, TEXAS 77002
                                 (713) 546-5000

                                  June 7, 1999


Samuels Jewelers, Inc.
2914 Montopolis Drive, Suite 200
Austin, Texas 78741

Ladies and Gentlemen:

                  We have acted as counsel to Samuels Jewelers, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of its Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, pertaining to (1) the offering and sale from time to time, together or separately, of up to 500,000 shares (the "1998 Stock Option Plan Shares") of the Company's common stock, par value $.001 per share ("Common Stock") pursuant to the Samuels Jewelers, Inc. 1998 Stock Option Plan (the "1998 Stock Option Plan"), up to 250,000 shares (the "1998 Director Plan Shares") of the Common Stock pursuant to the Samuels Jewelers, Inc. 1998 Stock Option Plan for Non-Employee Directors (the "1998 Director Plan"), up to 200,000 shares (the "Stock Purchase Plan Shares") of the Common Stock issuable pursuant to the Samuels Jewelers, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan"), and 250,000 shares (the "Restricted Shares") of restricted Common Stock issued pursuant to certain Restricted Stock Agreements between Samuels Jewelers, Inc. and certain executive officers (the "Restricted Stock Agreements"), and (2) the reoffering and resale from time to time, together or separately, by and for the account of the Controlling Stockholders (the "Controlling Stockholders") named in the reoffering prospectus (the "Prospectus") contained in the Registration Statement, of the 1998 Stock Option Plan Shares, the 1998 Director Plan Shares, the Stock Purchase Plan Shares and the Restricted Shares. The 1998 Stock Option Plan Shares, the 1998 Director Plan Shares, the Stock Purchase Plan Shares and the Restricted Shares are herein collectively referred to as the "Offered Shares."

                  In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation and Bylaws, the resolutions adopted by the Board of Directors of the Company authorizing the filing of the Registration Statement, and such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.



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                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

                  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Offered Shares have been duly authorized, and, when issued and delivered to and paid for by the Controlling Stockholders pursuant to and in accordance with the terms and conditions of the 1998 Stock Option Plan, the 1998 Director Plan, the Stock Purchase Plan and the Restricted Stock Agreements, as the case may be, will be validly issued, fully paid and non-assessable.

                  The opinions expressed herein are limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

                  The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our Firm under the caption "Legal Matters" in the Prospectus contained therein.


                                         Very truly yours,

                                         /s/ Weil, Gotshal & Manges LLP